Exhibit 99.1
Post Holdings Announces Convertible Preferred Stock Offering

•	Expands capacity for cash acquisitions

•	After tax cash neutral

•	Modestly dilutes common equity only if stock trades over anticipated conversion premium
St. Louis - November 19, 2018 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of approximately $400.0 million of a newly created series of convertible preferred stock, to be designated as Series D Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”). The Company expects to grant the initial purchasers of the Preferred Stock a 30-day option to purchase up to an additional $60.0 million in shares of Preferred Stock. The Company intends to use the net proceeds from the offering to repay a portion of its existing term loan, which will expand capacity for cash acquisitions and opportunistic common share repurchases.
Transaction Rationale
Post intends to issue preferred equity in order to expand capacity for cash acquisitions and opportunistic common share repurchases.
Transaction Details
The Preferred Stock is being offered in the United States to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Stock and the shares of the Company’s common stock into which the Preferred Stock is convertible have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Conference Call to Discuss Transaction Rationale
Post will host a conference call on Monday, November 19, 2018 at 10:00 a.m. EST to discuss the transaction rationale and to respond to questions. Robert V. Vitale, President and Chief Executive Officer, and Jeff A. Zadoks, Executive Vice President and Chief Financial Officer, will participate in the call.
Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside of the United States. The conference identification number is 9454888. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of Post’s website at www.postholdings.com.
A replay of the conference call will be available through Monday, December 3, 2018 by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside of the United States and using the conference identification number 9454888. A webcast replay also will be available for a limited period on Post’s website in the Investor Relations section.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed transactions will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient, and active nutrition food categories.
Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665